Dice Holdings, Inc. Reports First Quarter 2011 Results

•	Revenues increased 49% year-over-year in the first quarter to $40.1 million; excluding acquisitions, revenues grew 38%

•	Net income doubled year-over-year to $6.6 million or $0.09 per diluted share

•	Adjusted EBITDA increased 60% year-over-year to $15.9 million or 40% of Revenues (See “Notes Regarding the Use of Non-GAAP Financial Measures”)

•	Cash flow from operations totaled $14.8 million

•	Deferred revenue totaled $59.0 million, an increase of 20% from December 31, 2010

New York, New York, April 28, 2011 -Dice Holdings, Inc. (NYSE: DHX), a leading provider of specialized career websites for professional communities, today reported financial results for the quarter ended March 31, 2011.
First Quarter Results
Revenues for the quarter ended March 31, 2011 totaled $40.1 million, an increase of 49% from $26.8 million in the comparable quarter of 2010. Recruitment activity continues to strengthen, benefiting each of our specialized brands, including 48% and 35% year-over-year revenue growth at eFinancialCareers and Dice.com, respectively. In addition, the acquisitions of Rigzone and WorldwideWorker contributed revenues of $3.1 million in the first quarter of 2011. Excluding the impact of the two acquisitions, revenues increased 38% year-over-year.
Operating income increased 77% to $10.8 million versus $6.1 million in the comparable quarter of 2010.
The increase in operating income was a function of higher revenues partially offset by an increase in operating expenses of $8.6 million from the first quarter of 2010. Slightly more than half of the increase in operating expenses or $4.5 million was due to the inclusion of our energy businesses this year, including $2.0 million of amortization expense. Investments in marketing and product development, as well as higher sales compensation costs as a result of higher customer activity contributed to the increase in operating expenses. In the first quarter, we released an upgraded version of Dice.com making the site easier to navigate, search and apply to jobs.

Net income for the quarter ended March 31, 2011 doubled to $6.6 million or $0.09 earnings per diluted share, compared to net income of $3.3 million or $0.05 earnings per diluted share in the first quarter of 2010.

Net cash provided by operating activities for the quarter ended March 31, 2011 was $14.8 million, an increase of 28% from $11.6 million in the comparable quarter of 2010.
Adjusted EBITDA for the quarter ended March 31, 2011 was $15.9 million, an increase of 60% compared with $9.9 million for the first quarter of 2010. See “Notes Regarding the Use of Non-GAAP Financial Measures."

Operating Segment Results
As disclosed on September 30, 2010, the Company's reportable segments have been recast to reflect the current operating structure. Tech & Clearance (formerly DCS Online) had no change in the components, which are Dice.com and ClearanceJobs. The Finance segment now includes eFinancialCareers worldwide operations. The previous eFinancialCareers segment did not include results from eFinancialCareers North America. Energy is composed of WorldwideWorker and Rigzone. The Other segment contains AllHealthcareJobs and Targeted Job Fairs. Previous Other segment components WorldwideWorker and eFinancialCareers North America have moved as previously noted. Through June 30, 2010, the Other reportable segment also included JobsintheMoney.
For the quarter ended March 31, 2011, Tech & Clearance segment revenues increased 35% year-over-year to $25.7 million or 64% of Dice Holdings' consolidated revenues. Growth was driven by a 18% increase in the average number of recruitment package customers served at Dice.com, as well as a 10% increase in the average monthly revenue those customers generated.
The Finance segment accounted for 26% of Dice Holdings' consolidated revenues in the first quarter of 2011. For the quarter ended March 31, 2011, eFinancialCareers revenues increased 48% year-over-year to $10.6 million. Currency translation from pound sterling to U.S. dollars favorably impacted revenues by $0.2 million from the first quarter of 2010. Excluding the currency impact, Finance segment revenues grew 44% from the comparable quarter a year ago.
The Energy segment contributed $3.1 million in revenues in the quarter ended March 31, 2011. This segment consists of Rigzone (since the date of acquisition, August 11, 2010) and WorldwideWorker (since the date of acquisition, May 6, 2010).
Other segment revenues increased 31% to $0.7 million for the quarter ended March 31, 2011 from the comparable 2010 period.

Balance Sheet
Deferred revenue at March 31, 2011 was $59.0 million compared to $38.4 million at March 31, 2010 and $49.2 million at December 31, 2010. The $20.5 million or 53% increase from March 31, 2010 is attributed to overall strong billings due to increased recruitment activity, as well as the inclusion of our energy businesses.
Net Cash, defined as cash and cash equivalents and marketable securities less total debt, was $26.5 million at March 31, 2011, consisting of cash and cash equivalents and marketable securities of $47.5 million minus total debt of $21.0 million. This compares to a Net Cash balance of $4.2 million at December 31, 2010, consisting of cash and cash equivalents and marketable securities of $45.2 million minus total debt of $41.0 million. In the first quarter of 2011, the Company repaid $20.0 million of outstanding debt.
Recent Developments
In April 2011, the Company repaid an additional $3.0 million of outstanding debt under the revolving credit facility. The $70.0 million revolving credit facility is currently undrawn.

Management Comments
Scot Melland, Chairman, President and Chief Executive Officer, stated, “The company is performing very well reflecting the continuing recovery in recruitment activity and the considerable growth of our tech and finance verticals. In Q1, eFinancialCareers delivered the strongest sales growth of any quarter since the recovery began, driven in part by the rapid growth of our newer regions. Dice.com not only achieved excellent sales growth, but also improved customer yield on annual contracts leading to record revenue per customer.” Mr. Melland added, “Recruiters and hiring managers continue to discover the value of recruiting highly-qualified professionals through our targeted, specialized sites. Each of our growth opportunities is sizable and we are very much focused on customer acquisition, expanding our energy business, and entering new geographic markets.”
Michael Durney, SVP, Finance & CFO said, “With a compelling portfolio of brands, we were able to deliver very strong operating results for the first quarter. Measured at the Adjusted EBITDA level, profitability increased 60% -- even faster than our substantial revenue growth of 49%. There is no better illustration of the strength of our overall model which allows us to consistently reinvest in our businesses while generating significant amounts of cash.” Mr. Durney added, “The evidence of the strong start in sales is the substantial growth quarter-over-quarter in deferred revenue to a new record. We exit the first quarter with the potential to deliver our best year ever.”

Business Outlook
The Company is providing a current, point-in-time view of estimated financial performance based on what it sees as of April 28, 2011 for the quarter ending June 30, 2011 and the year ending December 31, 2011. The Company's actual performance will vary based on a number of factors including those that are outlined in our Annual Report on Form 10-K for the year ended December 31, 2010, in the sections entitled “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q.

	Quarter ending June 30, 2011	Year ending December 31, 2011
Revenues	$43.5 mm	$177.0 mm
Year/Year Increase in Revenues	45%	37%

Estimated Contribution by Segment
Tech & Clearance	65%	65%
Finance	25%	25%
Energy	8%	8%
Other	2%	2%

Adjusted EBITDA	$17.0 mm	$74.0 mm

Depreciation and amortization	$4.0 mm	$15.5 mm
Non-cash stock compensation expense	$1.3 mm	$ 5.0 mm
Interest expense, net	$0.4 mm	$ 1.5 mm
Change in Acquisition Related Contingencies*	-	$ 0.7 mm
Income taxes	$4.1 mm	$18.5 mm

Net income	$7.2 mm	$32.8 mm

Adjusted EBITDA Margin	39%	42%

Fully diluted share count	71 mm	71 mm

*For the purposes of the December 31, 2011 estimate, the change in acquisition related contingencies only includes the results to date or through quarter ended March 31, 2011.

Conference Call Information
The Company will host a conference call to discuss first quarter 2011 results today at 8:30 a.m. Eastern Time.  Hosting the call will be Scot W. Melland, Chairman, President and Chief Executive Officer, and Michael P. Durney, Senior Vice President, Finance and Chief Financial Officer.
The conference call can be accessed live over the phone by dialing 866-783-2140 or for international callers by dialing 857-350-1599; the passcode is 32568373. A replay will be available two hours after the call and can be accessed by dialing 888-286-8010 or 617-801-6888 for international callers; the replay passcode is 53680358. The replay will be available until May 5, 2011.
The call will also be webcast live from the Company's website at www.diceholdingsinc.com under the Investor Relations section.

Investor & Media Contact:
Jennifer Bewley
Director, Investor Relations & Corporate Communications
Dice Holdings, Inc.
212-448-4181
IR@dice.com

About Dice Holdings, Inc.
Dice Holdings, Inc. (NYSE: DHX) is a leading provider of specialized career websites for professional communities, including technology and engineering, financial services, energy, healthcare, and security clearance. Our mission is to help our customers source and hire the most qualified professionals in select and highly skilled occupations, and to help those professionals find the best job opportunities in their respective fields and further their careers. For more than 20 years, we have built our company by providing our customers with quick and easy access to high-quality, unique professional communities and offering those communities access to highly relevant career opportunities and information. Today, we serve multiple markets primarily in North America, Europe, the Middle East, Asia and Australia.

Notes Regarding the Use of Non-GAAP Financial Measures

Dice Holdings, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States ("GAAP") and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock based compensation expense, and other non-recurring income or expense (“Adjusted EBITDA”), free cash flow, net cash and net debt, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company's management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.
Adjusted EBITDA
Adjusted EBITDA is a metric used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA, as defined in our Credit Agreement, represents net income (loss) plus (to the extent deducted in calculating such net income (loss)) interest expense, income tax expense, depreciation and amortization, non-cash stock option expenses, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the Credit Agreement up to $250,000, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock compensation expense, and business interruption insurance proceeds, minus (to the extent included in calculating such net income (loss)) non-cash income or gains, interest income, and any income or gain resulting from certain dispositions outside the ordinary course of business.
We consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth as well as to monitor compliance with financial covenants. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.
We present Adjusted EBITDA because covenants in our Credit Agreement contain ratios based on this measure. Our Credit Agreement is material to us because it is one of our primary sources of liquidity. If our Adjusted EBITDA were to decline below certain levels, covenants in our Credit Agreement that are based on Adjusted EBITDA may be violated and could cause a default and acceleration of payment obligations under our Credit Agreement.

Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity.

Free Cash Flow
We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow is an important non-GAAP measure as it provides useful cash flow information regarding our ability to service, incur or pay down indebtedness or repurchase our common stock. We use free cash flow as a measure to reflect cash available to service our debt as well as to fund our expenditures. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period since it excludes cash used for capital expenditures during the period.
Net Cash/Net Debt
Net Cash is defined as cash and cash equivalents and marketable securities less total debt. Net Debt is defined as total debt less cash and cash equivalents and marketable securities. We consider Net Cash and Net Debt to be important measures of liquidity and indicators of our ability to meet ongoing obligations. We also use Net Cash and Net Debt, among other measures, in evaluating our choices for capital deployment. Net Cash and Net Debt presented herein are non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions, including without limitation statements under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, competition from existing and future competitors in the highly competitive developing market in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, the failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under our credit facility. These factors and others are discussed in more detail in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, under the headings “Risk Factors,” “Forward-Looking Statements” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our quarterly reports on Form 10-Q, all of which are available on the Investor Relations page of our website at www.diceholdingsinc.com.
You should keep in mind that any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands except per share amounts)

	For the three months ended March 31,
	2011	2010

Revenues	$40,089	$26,827

Operating expenses:
Cost of revenues	2,691	2,107
Product development	2,495	1,190
Sales and marketing	14,176	10,131
General and administrative	5,715	4,286
Depreciation	1,051	972
Amortization of intangible assets	2,539	2,396
Change in acquisition related contingencies	655	(324)
Total operating expenses	29,322	20,758
Operating income	10,767	6,069
Interest expense	(444)	(1,121)
Interest income	24	38
Other expense	—	75
Income before income taxes	10,347	5,061
Income tax expense	3,760	1,760
Net income	$6,587	$3,301

Basic earnings per share	$0.10	$0.05
Diluted earnings per share	$0.09	$0.05

Weighted average basic shares outstanding	65,342	62,366
Weighted average diluted shares outstanding	70,092	66,900

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2011	2010
Cash flows from operating activities:
Net income	$6,587	$3,301
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	1,051	972
Amortization of intangible assets	2,539	2,396
Deferred income taxes	(782)	(753)
Amortization of deferred financing costs	117	208
Share based compensation	972	826
Change in acquisition related contingencies	655	(324)
Change in accrual for unrecognized tax benefits	106	—
Other, net	—	(75)
Changes in operating assets and liabilities:
Accounts receivable	(1,105)	1,834
Prepaid expenses and other assets	(921)	(805)
Accounts payable and accrued expenses	(3,186)	(540)
Income taxes receivable/payable	(755)	(312)
Deferred revenue	9,507	4,786
Other, net	8	70
Net cash flows from operating activities	14,793	11,584
Cash flows from investing activities:
Purchases of fixed assets	(730)	(1,571)
Purchases of marketable securities	—	(504)
Maturities and sales of marketable securities	850	2,011
Net cash flows from investing activities	120	(64)
Cash flows from financing activities:
Payments on long-term debt	(20,000)	(18,300)
Proceeds from long-term debt	—	3,000
Proceeds from sale of common stock	11,943	—
Purchase of treasury stock related to option exercises	(11,943)	—
Payment of acquisition related contingencies	(230)	—
Proceeds from stock option exercises	2,809	147
Excess tax benefit over book expense from stock options exercised	4,522	35
Other	(171)	—
Net cash flows from financing activities	(13,070)	(15,118)
Effect of exchange rate changes	1,285	(1,352)
Net change in cash and cash equivalents for the period	3,128	(4,950)
Cash and cash equivalents, beginning of period	43,030	44,925
Cash and cash equivalents, end of period	$46,158	$39,975

DICE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2011	December 31, 2010
Current assets
Cash and cash equivalents	$46,158	$43,030
Marketable securities	1,306	2,166
Accounts receivable, net	18,193	16,921
Deferred income taxes - current	1,810	1,691
Income taxes receivable	3,883	3,019
Prepaid and other current assets	2,586	1,659
Total current assets	73,936	68,486
Fixed assets, net	5,629	5,674
Acquired intangible assets, net	63,989	66,500
Goodwill	178,044	176,406
Deferred financing costs, net	1,301	1,418
Other assets	243	238
Total assets	$323,142	$318,722
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$10,843	$13,801
Deferred revenue	58,962	49,224
Current portion of acquisition related contingencies	11,795	10,144
Current portion of long-term debt	4,000	4,000
Income taxes payable	862	735
Total current liabilities	86,462	77,904
Long-term debt	17,000	37,000
Deferred income taxes - non-current	18,149	18,807
Accrual for unrecognized tax benefits	4,500	4,394
Acquisition related contingencies	—	1,226
Other long-term liabilities	1,162	1,164
Total liabilities	127,273	140,495
Total stockholders' equity	195,869	178,227
Total liabilities and stockholders' equity	$323,142	$318,722

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the quarter ended March 31, 2011 and a balance sheet for the period then ended are provided elsewhere in this press release. Supplemental schedules provided include:

Quarterly Adjusted EBITDA Reconciliation
A reconciliation of Adjusted EBITDA for the quarters March 31, 2011 and 2010 is provided. This information provides the reader with the information we believe is necessary to analyze the Company.

Non-GAAP and Quarterly Supplemental Data
On this schedule, the Company provides certain non-GAAP information as of and for the quarters March 31, 2011 and 2010 that we believe is useful to understanding the business operations of the Company.

DICE HOLDINGS, INC.
QUARTERLY ADJUSTED EBITDA RECONCILIATIONS
(Unaudited)
(in thousands)

	For the three months ended March 31,
	2011	2010

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$6,587	$3,301
Interest expense	444	1,121
Interest income	(24)	(38)
Income tax expense	3,760	1,760
Depreciation	1,051	972
Amortization of intangible assets	2,539	2,396
Change in acquisition related contingencies	655	(324)
Non-cash stock compensation expense	972	826
Other	(44)	(75)
Adjusted EBITDA	$15,940	$9,939

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$14,793	$11,584
Interest expense	444	1,121
Amortization of deferred financing costs	(117)	(208)
Interest income	(24)	(38)
Income tax expense	3,760	1,760
Deferred income taxes	782	753
Change in accrual for unrecognized tax benefits	(106)	—
Change in accounts receivable	1,105	(1,834)
Change in deferred revenue	(9,507)	(4,786)
Changes in working capital and other	4,810	1,587
Adjusted EBITDA	$15,940	$9,939

DICE HOLDINGS, INC.
NON-GAAP AND QUARTERLY SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands except per customer data)

	For the three months ended March 31,
	2011	2010
Revenues by Segment
Tech & Clearance	$25,689	$19,092
Finance	10,576	7,163
Energy	3,075	—
Other	749	572
	$40,089	$26,827
Percentage of Revenues by Segment
Tech & Clearance	64.1%	71.2%
Finance	26.3%	26.7%
Energy	7.7%	—%
Other	1.9%	2.1%
	100.0%	100.0%

Sales and Marketing Expense	$14,176	$10,131
Sales and Marketing Expense as a Percentage of Revenue	35.4%	37.8%

Adjusted EBITDA	$15,940	9,939
Adjusted EBITDA Margin	39.8%	37.0%

Net cash provided by operating activities	$14,793	$11,584
Purchases of fixed assets	(730)	(1,571)
Free Cash Flow	$14,063	$10,013

Deferred Revenue (end of period)	$58,962	$38,442

Dice.com Recruitment Package Customers
Beginning of period	7,000	5,900
End of period	7,600	6,400
Average for the period (1)	7,300	6,200

Dice.com Average Monthly Revenue per Recruitment Package Customer (2)	$900	$815

Segment Definitions:
Tech & Clearance: Dice.com and ClearanceJobs
Finance: eFinancialCareers worldwide
Energy: Rigzone (from acquisition, August 2010) and WorldwideWorker (from acquisition, May 2010)
Other: AllHealthcareJobs, Targeted Job Fairs, and JobsintheMoney (through June 2010)

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects simple average of three months in each quarterly period.